UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)       MARCH 28, 2008

THE PENN TRAFFIC COMPANY
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)
001-9930	25-0716800
(Commission File Number)	(I.R.S. Employer Identification No.)

1200 State Fair Boulevard Syracuse, New York	13221-4737
(Address of principal executive offices)	(Zip Code)

(315) 453-7284
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On March 28, 2008, The Penn Traffic Company (the “Company”) and certain of its subsidiaries (collectively, the “Borrowers”) entered into amendments, each dated as of March 27, 2008, to (i) its Credit Agreement, dated as of April 13, 2005 (as amended, the “GE Credit Agreement”), by and among the Company, various of its subsidiaries, General Electric Capital Corporation (“GE”), as agent and lender, and the other lenders party thereto (collectively, the “GE Lenders”) and (ii) its Credit Agreement, dated as of April 13, 2005 (as amended, the “Kimco Credit Agreement” and together with the GE Credit Agreement, the “Credit Agreements”), by and among the Company, various of its subsidiaries and Kimco Capital Corp. (“Kimco”), as agent and lender, and the other lenders party thereto. We refer to the amendment to the GE Credit Agreement referred to above as the “GE Amendment” and refer to the amendment to the Kimco Credit Agreement referred to above as the “Kimco Amendment.”

The GE Amendment:

•	extends the GE Credit Agreement until April 13, 2010;
•

removes the requirement that the Borrowers comply with the financial covenants contained in the GE Credit Agreement (although the Company will still be required to deliver to the GE Lenders certificates showing the Borrowers’ results measured under such covenants);

•	increases the interest rates payable by the Company on borrowings under the GE Credit Agreement by 0.25%;
•

requires the Company, pursuant to Section 3.6 of the GE Credit Agreement, to grant to the GE Lenders a second priority lien (second only to the liens granted under the Kimco Credit Agreement) on certain leased properties of the Borrowers; and

•

amends the events of default under the GE Credit Agreement such that the Company may not have Excess Revolver Availability (as defined in the GE Credit Agreement) below (i) on or prior to April 13, 2009, $27.5 million for four consecutive days or $25 million on any day or (ii) at any time thereafter, $30.0 million.

The Kimco Amendment:

•

extends the Kimco Credit Agreement until April 13, 2009 and provides for the automatic extension thereof until April 13, 2010 if certain extension conditions are satisfied (the conditions include payment of an extension fee equal to 1% of the amount of term loans outstanding under the Kimco Credit Agreement on April 13, 2009 and satisfaction of certain financial ratios);

•

permits the Borrowers to make borrowings subject to a rate of interest equal to either the Index Rate (as defined in the Kimco Credit Agreement) plus 9% or LIBOR plus 10% (provided that at no time shall the interest rate be below 15%);

•

provides for an early termination fee in the event of a repayment or prepayment of the loans outstanding under the Kimco Credit Agreement if such repayment or prepayment occurs between April 13, 2008 and April 13, 2009;

•

permits the Company to dispose of certain leased properties, provided that the Company applies the net proceeds from such dispositions to repay a portion of the amount outstanding under the Kimco Credit Agreement; and

•

removes the requirement that the Borrowers comply with the financial covenants contained in the Kimco Credit Agreement (although the Company will still be required to deliver to Kimco certificates showing the Borrowers’ results measured under such covenants).

The Borrowers will pay an amendment fee to Kimco and to the GE Lenders that agree to GE Amendment. There can be no assurance that the Company will be able to satisfy the conditions, including the financial ratios, required for extension of the Kimco Credit Agreement to April 13, 2010.

The above descriptions are qualified by reference to the copies of the amendments to the Credit Agreements, which are attached as Exhibits 99.1 and 99.2 and incorporated by reference herein.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.
(d)	The following are attached as exhibits to this Current Report on

Form 8-K:

EXHIBIT NO.	DESCRIPTION
99.1	Fourth Amendment to the GE Credit Agreement, dated as of March 27, 2008, among the Company, certain of its subsidiaries and the GE Lenders.
99.2	Fourth Amendment to the Kimco Credit Agreement, dated as of March 27, 2008, among the Company, certain of its subsidiaries and Kimco.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

PENN TRAFFIC COMPANY
By:	/s/ Daniel J. Mahoney
Name: Daniel J. Mahoney Title: SVP, General Counsel

Dated:  March 31, 2008

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION
99.1	Fourth Amendment to the GE Credit Agreement, dated as of March 27, 2008, among the Company, certain of its subsidiaries and the GE Lenders.
99.2	Fourth Amendment to the Kimco Credit Agreement, dated as of March 27, 2008, among the Company, certain of its subsidiaries and Kimco.